Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

November 3, 2017

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Frank de Rooij
Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-216046) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

0.625% Notes due 2024 (the “2024 Notes”) and the 1.875% Notes due 2037 (the “2037 Notes” and, together with the 2024 Notes, the “Notes”).

Principal Amount:

In the case of the 2024 Notes, €500,000,000.

In the case of the 2037 Notes, €500,000,000.

Interest Rate:

In the case of the 2024 Notes, 0.625% per annum, from November 8, 2017, payable annually in arrears on November 8, commencing November 8, 2018, to holders of record on the preceding October 24.

In the case of the 2037 Notes, 1.875% per annum, from November 8, 2017, payable annually in arrears on November 6, commencing November 6, 2018, to holders of record on the preceding October 22.

Maturity:

In the case of the 2024 Notes, November 8, 2024.

In the case of the 2037 Notes, November 6, 2037.

Currency of Denomination:

Euros (€).

Currency of Payment:

Euros (€).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

Prior to the date that is three months prior to maturity, the Company may redeem the 2024 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2024 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2037 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2037 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application shall be made by the Company to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2024 Notes, 99.041% of the principal amount of the 2024 Notes.

In the case of the 2037 Notes, 98.515% of the principal amount of the 2037 Notes.

Expected Reoffering Price:

In the case of the 2024 Notes, 99.266% of the principal amount of the 2024 Notes.

In the case of the 2037 Notes, 98.915% of the principal amount of the 2037 Notes.

Names and Addresses of the Several Underwriters:

Banco Santander, S.A.

Ciudad Grupo Santander

Avenida de Cantabria s/n

Edificio Encinar,

28660, Boadilla del Monte,

Madrid, Spain

Attention: Debt Capital Markets

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attention: Debt Syndicate

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Attention: Debt Capital Markets Syndicate

Deutsche Bank AG, London Branch

1 Great Winchester Street

London, United Kingdom

Attention: Syndicate Desk

ING Bank N.V.

Foppingadreef 7

1102 BD Amsterdam

The Netherlands

Attention: DCM Origination / TRC 00.032

Banco Bilbao Vizcaya Argentaria, S.A.

One Canada Square

44th Floor

Canary Wharf, London E14 5AA

United Kingdom

UBS Limited

5 Broadgate

London EC2M 2QS

United Kingdom

Attention: Fixed Income Syndicate

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

In connection with the issue of the Notes, Barclays Bank PLC, as stabilizing manager (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager), may over-allot Notes or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the date on which the Company received the proceeds of the issue and 60 calendar days after the date of the allotment of the Notes. Such stabilization shall be conducted in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Underwriters acknowledge that the Company has not authorized the creation and issue of Notes in excess of €1,000,000,000 in aggregate principal amount.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 12:20 p.m. New York City time (4:20 p.m. London time) on the date of this Terms Agreement.

2. Subsection (c) of Section 3 of the Underwriting Agreement is hereby amended as follows:

“(c) The Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form, which will be deposited with a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Interests in any permanent global securities will be held only in book-entry form through Euroclear or Clearstream, except in the limited circumstances described in the Pricing Prospectus and the Prospectus. Payment for any Offered Securities in book-entry form shall be made by the Underwriters in federal (same day) funds by wire transfer to an account previously designated by the Company to the common depositary against delivery to the common depositary as custodian for the permanent global securities, collectively representing all of such Offered Securities.”

3. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, eighth, tenth and eleventh paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

4. The following selling restrictions apply to the offer and sale of the Notes:

(a) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b) Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter hereby severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Company for any such offer; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

(c) Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d) Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e) Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f) Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

(g) Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

5. (a) Notwithstanding any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) As used in this Section 5,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(c) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

The Closing will take place at 4:00 a.m., New York City time, on November 8, 2017 (the “Closing Date”), at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BANCO SANTANDER, S.A.

By:	/s/ Matthias D’haene
Name:	Matthias D’haene
Title:	Vice President

By:	/s/ Federico Robin
Name:	Federico Robin
Title:	Executive Director

[Signature Page to Terms Agreement]

BARCLAYS BANK PLC

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

[Signature Page to Terms Agreement]

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Tim Odell
Name:	Tim Odell
Title:	Delegated Signatory

[Signature Page to Terms Agreement]

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ David Anthony
Name:	David Anthony
Title:	Authorised Signatory

By:	/s/ Christopher M. Tuffey
Name:	Christopher M. Tuffey
Title:	Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director

By:	/s/ John C. McCabe
Name:	John C. McCabe
Title:	Managing Director

[Signature Page to Terms Agreement]

ING BANK N.V.

By:	/s/ Diederik Van Impe
Name:	Diederik Van Impe
Title:	Global Head Legal Financial Markets

By:	/s/ Mark Pieter de Boer
Name:	Mark Pieter de Boer
Title:	Global Head of FM Sales

[Signature Page to Terms Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Sandra de las Cavadas
Name:	Sandra de las Cavadas
Title:	Executive Director

By:	/s/ Gianmarco Deiana
Name:	Gianmarco Deiana
Title:	Managing Director

[Signature Page to Terms Agreement]

UBS LIMITED

By:	/s/ Edward Mulderrig
Name:	Edward Mulderrig
Title:	Executive Director

By:	/s/ Egbertus Suèr
Name:	Egbertus Suèr
Title:	Managing Director

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Frank de Rooij
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriters	2024 Notes	2037 Notes
Banco Santander, S.A.	€77,500,000	€77,500,000
Barclays Bank PLC	77,500,000	77,500,000
Citigroup Global Markets Limited	77,500,000	77,500,000
Credit Suisse Securities (Europe) Limited	77,500,000	77,500,000
Deutsche Bank AG, London Branch	77,500,000	77,500,000
ING Bank N.V.	77,500,000	77,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	17,500,000	17,500,000
UBS Limited	17,500,000	17,500,000
Total	€500,000,000	€500,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433
Registration No. 333-216046

FINAL TERM SHEET

Philip Morris International Inc.

Dated November 3, 2017

0.625% Notes due 2024 1.875% Notes due 2037

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	0.625% Notes due 2024 (the “2024 Notes”) 1.875% Notes due 2037 (the “2037 Notes”)

Aggregate Principal Amount:	2024 Notes: €500,000,000 2037 Notes: €500,000,000

Maturity Date:	2024 Notes: November 8, 2024 2037 Notes: November 6, 2037

Coupon:	2024 Notes: 0.625% 2037 Notes: 1.875%

Interest Payment Dates:	2024 Notes: Annually on November 8, commencing November 8, 2018 2037 Notes: Annually on November 6, commencing November 6, 2018

Price to Public:	2024 Notes: 99.266% of principal amount 2037 Notes: 98.915% of principal amount

Underwriting Discount:	2024 Notes: 0.225% of principal amount 2037 Notes: 0.400% of principal amount

Net Proceeds:	2024 Notes: €495,205,000 (before expenses) 2037 Notes: €492,575,000 (before expenses)

Benchmark Security:	2024 Notes: 1.000% August 15, 2024 2037 Notes: 4.000% January 4, 2037

Benchmark Security Yield:	2024 Notes: -0.098% 2037 Notes: 0.892%

Spread to Benchmark Security:	2024 Notes: +83.1 basis points 2037 Notes: +104.9 basis points

Re-Offer Yield:	2024 Notes: 0.733% 2037 Notes: 1.941%

Mid-Swap Yield:	2024 Notes: 0.463% 2037 Notes: 1.421%

Spread to Mid-Swap Yield:	2024 Notes: +27 basis points 2037 Notes: +52 basis points

Optional Redemption:

2024 Notes:

Prior to August 8, 2024: Make-whole redemption at Comparable Government Bond Rate plus 15 bps

On or after August 8, 2024: Redemption at par

2037 Notes:

Prior to August 6, 2037: Make-whole redemption at Comparable Government Bond Rate plus 20 bps

On or after August 6, 2037: Redemption at par

Settlement Date (T+3):	November 8, 2017

Common Code / CUSIP / ISIN:	2024 Notes: Common Code: 171624371 CUSIP Number: 718172 CF4 ISIN Number: XS1716243719 2037 Notes: Common Code: 171624509 CUSIP Number: 718172 CG2 ISIN Number: XS1716245094

Listing:	Application will be made to list the Notes on the New York Stock Exchange

Joint Book-Running Managers:	Banco Santander, S.A. Barclays Bank PLC Citigroup Global Markets Limited Credit Suisse Securities (Europe) Limited Deutsche Bank AG, London Branch ING Bank N.V.

Joint Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A. UBS Limited

Allocations:	2024 Notes	2037 Notes
Banco Santander, S.A.	€77,500,000	€77,500,000
Barclays Bank PLC	77,500,000	77,500,000
Citigroup Global Markets Limited	77,500,000	77,500,000
Credit Suisse Securities (Europe) Limited	77,500,000	77,500,000
Deutsche Bank AG, London Branch	77,500,000	77,500,000
ING Bank N.V.	77,500,000	77,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	17,500,000	17,500,000
UBS Limited	17,500,000	17,500,000
Total	€500,000,000	€500,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banco Santander, S.A. toll free at +(34) 91 289 59 07, Barclays Bank PLC toll free at 1-888-603-5847, Citigroup Global Markets Limited toll free 1-800-831-9146, Credit Suisse Securities (Europe) Limited toll free at +44 20 7888 4021, Deutsche Bank AG, London Branch toll free at 1-800-503-4611 or ING Bank N.V. at +31 20 563 8035.